                                                               EXHIBIT (m)(5)(e)

                                 AMENDMENT NO. 4
                                DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                                (CLASS B SHARES)


         The Distribution Plan (the "Plan"), dated as of September 8, 1998, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:



                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                                                    MAXIMUM               MAXIMUM           MAXIMUM
                                                                  ASSET-BASED             SERVICE          AGGREGATE
Class B Shares                                                   SALES CHARGE               FEE               FEE
--------------                                                   ------------               ---               ---
AIM Developing Markets Fund                                          0.75%                 0.25%            1.00%
AIM Global Consumer Products and Services Fund                       0.75%                 0.25%            1.00%
AIM Global Financial Services Fund                                   0.75%                 0.25%            1.00%
AIM Global Health Care Fund                                          0.75%                 0.25%            1.00%
AIM Global Infrastructure Fund                                       0.75%                 0.25%            1.00%
AIM Global Resources Fund                                            0.75%                 0.25%            1.00%
AIM Global Telecommunications and Technology Fund                    0.75%                 0.25%            1.00%
AIM Latin American Growth Fund                                       0.75%                 0.25%            1.00%
AIM Strategic Income Fund                                            0.75%                 0.25%            1.00%"


          All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: June 19, 2000

                                        AIM INVESTMENT FUNDS
                                        (on behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO             By: /s/ ROBERT N. GRAHAM
        ---------------------------        -----------------------------
           Assistant Secretary                      President